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                                                                  Exhibit 10.25


                            PURCHASE AND SALE AGREEMENT


     THIS AGREEMENT is made this 30th day of December, 1999 by and among Bell & Howell Information and Learning Company ("BHIL"), Infonautics, Inc., a Pennsylvania corporation ("INFO") and BHW/INFO/EDCO.COM, LLC, a Delaware limited liability company ("EDCO").

     WHEREAS, BHIL has agreed to sell and INFO has agreed to purchase a portion of BHIL's Percentage Interest;

     NOW, THEREFORE, in consideration of the premises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, INFO and BHIL agree as follows:

     1. PURCHASE AND SALE. BHIL hereby sells a portion of its Percentage Interest equal to 3.89% (the "Transferred Interest") (or 583,333 shares of common stock at $6.00 per share assuming EDCO is converted to a corporation and prior to the purchase and sale transaction contemplated hereby BHIL would own 10,950,000 shares of common stock and INFO would own 4,050,000 shares of common stock, all of which would constitute all of the issued and outstanding capital stock of EDCO) to INFO in exchange for INFO paying BHIL $3.5 million. Following completion of the purchase and sale set forth in the preceding sentence, BHIL's Percentage Interest will be 69.11% and INFO's Percentage Interest will be 30.89%.

     2. PAYMENT OF $3.5 MILLION. The $3.5 million to be paid by INFO to BHIL pursuant to this Agreement shall be paid as follows:

          (a) the amount to be paid by BHIL to EDCO pursuant to the Bill of Sale, Assignment and Assumption and Indemnity Agreement by and between BHIL and EDCO dated December 15, 1999 shall be reduced by $3.5 million; and

          (b) the amount to be paid by EDCO to INFO pursuant to the Bill of Sale, Assignment and Assumption and Indemnity Agreement by and between INFO and EDCO dated December 15, 1999 shall be reduced by $3.5 million.

     3. WAIVER OF PREEMPTIVE RIGHTS. INFO hereby waives any and all preemptive and other rights it may have pursuant to the LLC Agreement (as defined below) or otherwise with respect to the contemplated financing with TBG Information Investors LLC and other investors (the "New Investors"); provided that the per share price paid by the New Investors shall not be less than $7.00 per share (the "Per Share Price") based on a valuation of EDCO of $105 million. In the event that the Per Share Price is less than $7.00 and INFO does not waive its preemptive and other rights with respect to the contemplated financing set forth in the first sentence of this Section, BHIL shall have the right to purchase the Transferred Interest from INFO for $3.5 million.


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     4.   COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     5. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal substantive Law of the state of Delaware, without giving effect to conflict of laws rules.

     6. CAPITALIZED TERMS. All capitalized terms not defined herein shall have the meaning ascribed to them in the Amended and Restated Limited Liability Company Agreement of BHW/INFO/EDCO.COM, LLC dated December 15, 1999 by and between BHIL and INFO (the "LLC Agreement").


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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                     INFONAUTICS, INC.

                                     By:  /s/ DAVID VAN RIPER MORRIS
                                         -------------------------------------
                                     Its:   CEO
                                         -------------------------------------


                                     BELL & HOWELL INFORMATION AND
                                          LEARNING COMPANY

                                     By:  /s/ NILS Johansson
                                         -------------------------------------
                                     Its:
                                         -------------------------------------


                                     BHW/INFO/EDCO.COM, LLC

                                     By:  /s/ JOHN J. LYNCH, JR.
                                         -------------------------------------
                                     Its:   President & CEO
                                         -------------------------------------







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